Exhibit 99.1

CohBar, Inc. Announces Financing of up to US$5,000,000 in Unsecured Promissory Notes

Menlo Park, California – March 26, 2018 - CohBar, Inc. (NASDAQ: CWBR and TSXV: COB.U) (“CohBar” or the “Company”), a preclinical stage biotechnology company developing mitochondria based therapeutics to treat age-related diseases, announced today a proposed private placement of up to US$5,000,000 in non-convertible unsecured promissory notes (the “Notes”) to certain arm’s length and non-arm’s length lenders.  The Company expects that the financing will close in two tranches, with the first tranche expected to close on or about March 29, 2018 and the second tranche expected to close by mid-April 2018. The Notes will bear interest at a rate of 8% per annum and mature three years from the date of the first tranche closing.

Each Note purchaser will receive bonus warrants to purchase a number of shares of the Company’s common stock equal to the original principal amount of the Note divided by the March 23, 2018 closing price of CohBar’s common stock on the TSXV (US$5.00). A maximum of 1,000,000 warrants will be issued for a fully subscribed debt financing. The warrants will be exercisable at a price of US$5.30 per share and will expire on the date that is three years following the first tranche closing; provided, however, that the expiry date may be accelerated in the event that some or all of the Notes are repaid prior to the first anniversary of the closing date.

The Company intends to use the proceeds from the Notes primarily to support clinical activities for its lead drug candidate and for general corporate purposes.

Closing of the offering and the issuance of bonus warrants will be subject to the Company receiving all necessary prior approvals from the TSXV. There can be no assurance that the offering will be completed, whether in whole or in part.

The offering described herein is being made pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), solely to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and in Canada pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws. The securities issued in the offering will not be or have not been registered under the Securities Act or the securities laws of any state of the United States, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Under the terms of the financing the Company will agree to use commercially reasonable efforts to file and have declared effective by the Securities and Exchange Commission a registration statement on Form S-3 for purposes of registering the resale of the common stock issuable upon exercise of the warrants. All shares issuable on exercise of the warrants will be subject to a four month hold period from the date of issuance of the bonus warrants in accordance with applicable Canadian securities law.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About CohBar

CohBar is a preclinical stage biotechnology company focused on the research and development of mitochondria based therapeutics, an emerging class of drugs for the treatment of age-related diseases.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include statements regarding CohBar’s plans to complete a private placement financing and the use of the proceeds thereof. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar, these include risks relating to CohBar’s inability to complete the proposed financing and CohBar’s discretion to re-allocate the use of proceeds in the context of its business. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor and Media Contact:

Jeff Biunno, Chief Financial Officer

CohBar, Inc.

(650) 446-7888, Option 3

jeff.biunno@cohbar.com